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MORNINGSTAR FUNDS TRUST

22 W. Washington Street

Chicago, IL 60602

Morningstar Total Return Bond Fund

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet relating to the Morningstar Total Return Bond Fund (the “Fund”), a series of Morningstar Funds Trust (the “Trust”). We encourage you to access and review all the important information contained in the Information Statement.

The Information Statement describes a recent change involving the investment management of the Fund.

Morningstar Investment Management LLC (“MIM”), as investment adviser to the Fund, has overall supervisory responsibility for the general management and investment of the Fund’s portfolio. The Fund is managed in a multimanager structure, whereby MIM allocates assets among one or more asset managers that serve as subadvisers for the Fund. Under exemptive orders from the U.S. Securities and Exchange Commission (the “SEC”), MIM is permitted to select new subadvisers, change the terms of agreements with the subadvisers, or continue the employment of a subadviser after an event that would otherwise cause the automatic termination of services, in each case without obtaining approval from shareholders, provided that the Trust’s Board of Trustees (the “Board”) approves the arrangement.

On March 12, 2025, after consideration and evaluation of various factors and information, the Board approved the terms of a subadvisory agreement (the “Subadvisory Agreement”) among Guggenheim Partners Investment Management, LLC (“GPIM”), MIM and the Trust, on behalf of the Fund, dated April 9, 2025, pursuant to which GPIM commenced serving as subadviser to the Fund effective May 20, 2025.

GPIM is registered as an investment adviser with the SEC and part of Guggenheim Investments, the asset management and investment advisory division of Guggenheim Partners, LLC, a global, diversified financial services firm. In addition to GPIM, BlackRock Financial Management, Inc. is and continues to serve as a subadviser to the Fund. A more detailed description of GPIM and the Subadvisory Agreement is included in the Information Statement.

This Notice of Internet Availability of the Information Statement is being mailed on or about June 10, 2025, to shareholders of record of the Fund as of May 20, 2025. Only one Notice of Internet Availability is being delivered to multiple security holders sharing an address unless the Trust has received contrary instructions from one or more of the security holders. Security holders who wish to receive separate copies of notices in the future, and security holders sharing an address who wish to receive a single copy if they currently are receiving multiple copies, should contact the Fund at the address, phone number, or e-mail listed below.

The full Information Statement will be available for printing on the Fund’s website at http://connect.rightprospectus.com/Morningstar until September 8, 2025. A paper or email copy of the full Information Statement or the annual report to shareholders may be obtained, without charge, by contacting Morningstar Funds Trust at 22 W. Washington Street, Chicago, Illinois 60602, by calling (877) 626-3224 or by sending an email to MorningstarFunds@ntrs.com. If you would like to receive a paper or email copy of the full Information Statement, you must request one.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

MORNINGSTAR FUNDS TRUST

22 W. Washington Street

Chicago, IL 60602

June 10, 2025

Dear Shareholders of the Morningstar Total Return Bond Fund:

We are pleased to notify you of a recent change involving the investment management of the Morningstar Total Return Bond Fund (the “Fund”), a series of Morningstar Funds Trust (the “Trust”).

On March 12, 2025, after consideration and evaluation of various factors and information, the Board of Trustees of the Trust (the “Board”) approved the terms of a subadvisory agreement (the “Subadvisory Agreement”) among Guggenheim Partners Investment Management, LLC (“GPIM”), Morningstar Investment Management LLC (“MIM”) and the Trust, on behalf of the Fund, dated April 9, 2025, pursuant to which GPIM commenced serving as a subadviser to the Fund effective May 20, 2025.

GPIM is a U.S. Securities and Exchange Commission (the “SEC”)-registered investment adviser based in New York, New York. In addition to GPIM, BlackRock Financial Management, Inc. is and continues to serve as a subadviser to the Fund. A more detailed description of GPIM and the Subadvisory Agreement is included in the Information Statement.

As you know, MIM, as investment adviser to the Fund, has overall supervisory responsibility for the general management and investment of the Fund’s portfolio. The Fund is managed in a multimanager structure, whereby MIM allocates assets among one or more asset managers to serve as subadvisers for the Fund. Under exemptive orders (collectively, the “Exemptive Order”) from the SEC, MIM is permitted to select new subadvisers, change the terms of agreements with the subadvisers or continue the employment of a subadviser after an event that would otherwise cause the automatic termination of services, in each case, without obtaining approval from shareholders, provided that the Board approves the arrangement.

The attached Information Statement provides information required by the Exemptive Order and SEC rules regarding the addition of GPIM as a subadviser for the Fund. The Information Statement will be available on the Fund’s website at http://connect.rightprospectus.com/Morningstar until September 8, 2025.

A paper or email copy of the full Information Statement may be obtained, without charge, by contacting Morningstar Funds Trust, 22 W. Washington Street, Chicago, Illinois 60602, by calling (877) 626-3224 or by sending an email to MorningstarFunds@ntrs.com.

I encourage you to read the attached Information Statement, which contains information about GPIM, its investment operations and the Subadvisory Agreement.

Sincerely,

/s/ Daniel E. Needham
Daniel E. Needham
Trustee, President and Principal Executive Officer, Morningstar Funds Trust

MORNINGSTAR FUNDS TRUST

22 W. Washington Street

Chicago, IL 60602

INFORMATION STATEMENT

June 10, 2025

This Information Statement is being furnished on behalf of Morningstar Funds Trust (the “Trust”) to inform shareholders about a recent change involving the investment management of the Morningstar Total Return Bond Fund (the “Fund”).

On March 12, 2025, after consideration and evaluation of various factors and information, the Board of Trustees of the Trust (the “Board”) approved the terms of a subadvisory agreement (the “Subadvisory Agreement”) among Guggenheim Partners Investment Management, LLC (“GPIM”), Morningstar Investment Management LLC (“MIM”) and the Trust, on behalf of the Fund, dated April 9, 2025, pursuant to which GPIM commenced serving as a subadviser to the Fund effective May 20, 2025.

GPIM is a U.S. Securities and Exchange Commission (the “SEC”)-registered investment adviser based in New York, New York. In addition to GPIM, BlackRock Financial Management, Inc. is and continues to serve as a subadviser to the Fund.

The Subadvisory Agreement was approved by the Board upon the recommendation of MIM, without shareholder approval, as is permitted by the exemptive orders issued by the SEC on August 15, 2017 and August 1, 2023 (collectively, the “Exemptive Order”).

A Notice of Internet Availability of this Information Statement is being mailed on or about June 10, 2025 to shareholders of record of the Fund as of May 20, 2025. Only one Notice of Internet Availability and one Information Statement is being delivered to multiple security holders sharing an address unless the Trust has received contrary instructions from one or more of the security holders. If multiple security holders sharing an address are receiving multiple Notices of Internet Availability and Information Statements, however, they may request that a single copy of each be mailed by contacting the Trust at the address, phone number or email address listed below.

This Information Statement will be available on the Fund’s website at http://connect.rightprospectus.com/Morningstar until September 8, 2025. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Morningstar Funds Trust, 22 W. Washington Street, Chicago, Illinois 60602, by calling (877) 626-3224 or by sending an email to MorningstarFunds@ntrs.com. The Fund will pay the costs associated with preparing and distributing this Information Statement to the Fund’s shareholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

MIM is the investment adviser for each series of the Trust, including the Fund. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that the shareholders of a mutual fund approve an agreement pursuant to which a person serves as an investment adviser (including as a subadviser) of the mutual fund. The Trust and MIM have obtained the Exemptive Order from the SEC, which permits MIM, subject to certain conditions and approval by the Board, to select new subadvisers, change the terms of agreements with existing subadvisers, or continue the employment of a subadviser after an event that would otherwise cause the automatic termination of services, in each case, without obtaining approval from shareholders. Under the Exemptive Order, MIM acts as a manager of managers for the Fund, responsible for allocating the Fund’s assets to one or more subadvisers, overseeing the provision of portfolio management services to the Fund by the subadvisers, and recommending hiring or changing subadvisers to the Board.

Consistent with the terms of the Exemptive Order, the Board, including a majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Trust or MIM (the “Independent Trustees”), authorized MIM to appoint GPIM as a subadviser to the Fund and approved the Subadvisory Agreement.

The Trust and MIM must comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order. These conditions require, among other things, that within ninety (90) days of entering into a subadvisory agreement, the affected fund will notify its shareholders of the changes. This Information Statement provides such notice of the change and offers details regarding GPIM and the Subadvisory Agreement.

INVESTMENT ADVISORY ARRANGEMENTS

The Investment Adviser

MIM, located at 22 W. Washington Street, Chicago, IL 60602, serves as investment adviser to the Fund. MIM is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

MIM provides investment advisory services to the Fund pursuant to the Investment Advisory Agreement between the Trust and MIM dated April 30, 2018 (the “Advisory Agreement”). As the Fund’s investment adviser, MIM has overall supervisory responsibility for the general management and investment of the Fund’s securities portfolio, and subject to review and approval by the Board, sets the Fund’s overall investment strategies. MIM is also responsible for the oversight and evaluation of the Fund’s subadvisers. MIM is responsible for hiring, terminating, and replacing subadvisers, subject to the Board’s approval. Before hiring a subadviser, MIM performs due diligence on the subadviser, including, but not limited to, quantitative and qualitative analysis of the subadviser’s investment process, risk management, and historical performance. MIM is responsible for establishing the target allocation of the Fund’s assets to each subadviser and may adjust the target allocations at its discretion. MIM is also responsible for periodically reallocating the portfolio among the subadvisers and other investments, the timing and degree of which will be determined by MIM. For providing these services to the Fund, the Trust pays MIM an advisory fee at the annual rate of 0.44% of the Fund’s average daily net assets.

MIM has contractually agreed, through at least August 31, 2025, to waive all or a portion of its advisory fees and, if necessary, to assume certain other expenses (to the extent permitted by the Internal Revenue Code of 1986, as amended (the “Code”)) to ensure that the Fund’s Institutional shares’ Total Annual Fund Operating Expenses (excluding taxes, interest, brokerage commissions, trading costs, acquired fund fees and expenses (“AFFE”), short sale dividend and interest expenses, litigation expenses, and extraordinary expenses) do not exceed 0.53% (the “Expense Limitation Agreement”). It is important to note that as a result of the exclusion of the above-listed expenses from the expense limitation calculation, the Fund’s Total Annual Fund Operating Expenses may in certain circumstances be higher than 0.53% including as a result of AFFE borne by the Fund.

Prior to August 31, 2025, the Expense Limitation Agreement described above may be terminated only upon mutual agreement between the Trust (which would require the approval of the Board) and MIM, or automatically upon the termination of the Advisory Agreement.

For the fiscal year ended April 30, 2025, pursuant to the Expense Limitation Agreement described above, MIM waived a portion of its investment advisory fees and/or made payments to limit Fund expenses. After giving effect to the Expense Limitation Agreements, for the fiscal period ended April 30, 2025, the Fund paid MIM advisory fees equal to $2,465,518.

The following Trustee and officer of the Trust are also officers and/or employees of MIM or its affiliates:

•

Daniel E. Needham serves as Trustee and President and Principal Executive Officer of the Trust and as President of Morningstar Inc.’s (“Morningstar”) Wealth Management Solutions group; and as Co-President of Morningstar Investment Management LLC and Morningstar Investment Services, LLC; and

•	D. Scott Schilling serves as Chief Compliance Officer (“CCO”), Anti-Money Laundering (“AML”) Compliance Officer, and Secretary of the Trust.

The address of these individuals is 22 W. Washington Street, Chicago, Illinois 60602.

Guggenheim Partners Investment Management, LLC (“GPIM”)

GPIM is a limited liability company with offices located at 330 Madison Avenue, 10th Floor, New York, NY 10017. GPIM is registered as an investment adviser with the SEC and was founded in 1999. GPIM is a subsidiary of Guggenheim Partners, LLC. Guggenheim Partners, LLC is a subsidiary of Guggenheim Capital, LLC.

GPIM is not an affiliated person of the Trust or MIM and will discharge its responsibilities subject to the oversight of MIM. GPIM will be compensated out of the fees MIM receives from the Fund. There will be no increase in the advisory fees paid by the Fund to MIM as a consequence of the approval of the Subadvisory Agreement. The fees paid by MIM to GPIM depend upon the fee rates that were negotiated with GPIM by MIM.

GPIM does not serve as an investment adviser to any other third-party funds with investment objectives similar to that of the Fund.

The name and principal occupation of the principal executive officers and directors of GPIM are listed below. The address of each principal executive officer, as it relates to the person’s position with GPIM is 330 Madison Avenue, 10th Floor, New York, NY 10017.

Name	Position(s) with GPIM
Dina Marie DiLorenzo	President
Brian Edward Binder	President, Mutual Funds Boards
Anne Bookwalter Walsh	Chief Investment Officer
Steven Herschede Brown	Chief Investment Officer for Fixed Income
Robert Andrew Saperstein	Chief Compliance Officer
Suzanne Stone	Head of Client Service

No officer or Trustee of the Trust is an officer, employee, director, general partner, or shareholder of GPIM. In addition, since the beginning of the Trust’s most recently completed fiscal year, no Trustee of the Trust has had, directly or indirectly, a material interest in any transaction or material proposed transaction to which GPIM, its parent entity or subsidiaries or any subsidiaries of the parent of any such entities, was or is to be a party. Since the beginning of the Trust’s most recently completed fiscal year, none of the Trustees purchased or sold securities of GPIM or its parents or subsidiaries.

With the addition of GPIM as a subadviser to the Fund, the following GPIM portfolio managers will be primarily responsible for the day-to-day management of GPIM’s allocated portion of the Fund’s portfolio:

Anne Walsh, CFA, JD — Anne Walsh is the chief investment officer of GPIM. Walsh provides the vision guiding GPIM’s investment strategies and leads the investment process, including the macroeconomic outlook, portfolio design, sector allocation, and risk management. Walsh, whose career in financial services spans nearly four decades, joined GPIM in 2007. Walsh holds a BSBA and MBA from Auburn University, and a JD from the University of Miami School of Law. She has earned the right to use the Chartered Financial Analyst® designation and is a member of the CFA Institute. Walsh has served as a portfolio manager for the Fund since April 2025.

Steven Brown, CFA —Steven Brown is chief investment officer of Fixed Income, senior managing director, and a portfolio manager. He joined GPIM in 2010. Brown works with the Chief Investment Officer, the Sector Teams, Portfolio Management, Macroeconomic Research, and the Portfolio Construction Group to develop and execute investment strategy. Brown was previously a member of the structured credit sector team at GPIM. Prior to joining GPIM, he held roles focused on structured products at Bank of America and ABN AMRO. Brown received a B.S. in Finance from Indiana University’s Kelley School of Business. He has earned the right to use the Chartered Financial Analyst® designation and is a member of the CFA Institute. Brown has served as a portfolio manager for the Fund since April 2025.

Adam Bloch — Adam Bloch is a managing director and portfolio manager for GPIM’s Active Fixed Income and Total Return Mandates. He joined GPIM in 2012 and oversees strategy implementation, working with research analysts and traders to generate trade ideas and manage day-to-day risk. Bloch works with the Chief Investment Officers, the Sector Teams, the Macroeconomic Research and Market Strategy Group, and the Portfolio Construction Group to develop and execute investment strategy. Prior to joining GPIM, he worked in Leveraged Finance at Bank of America Merrill Lynch where he structured high-yield bonds and leveraged loans for leveraged buyouts, restructurings, and corporate refinancings across multiple industries. Bloch graduated with a B.A. in Philosophy, Politics, and Economics from the University of Pennsylvania. Bloch has served as a portfolio manager for the Fund since April 2025.

Evan Serdensky — Evan Serdensky is a managing director and portfolio manager for GPIM’s Active Fixed Income and Total Return mandates. He joined the firm in 2018. Previously, Serdensky was a Trader on the Investment Grade Corporate team at GPIM, where he was responsible for identifying and executing investment opportunities across corporate securities. Prior to joining GPIM, Serdensky was a Vice President and Portfolio Manager at BlackRock, responsible for actively managing High Yield and Multi-Sector Credit portfolios. Serdensky started his career at PIMCO supporting Total Return and Alternative strategies. Serdensky completed his B.S. in Finance from the University of Maryland and earned his M.S. in Finance from the Washington University in St. Louis. Serdensky has served as a portfolio manager for the Fund since April 2025.

The Subadvisory Agreement

As noted above, the Subadvisory Agreement was approved by the Board at its meeting on March 12, 2025, which was called for the purpose, among others, of approving the Subadvisory Agreement. The Subadvisory Agreement provides that it will terminate automatically in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Advisory Agreement, except as otherwise provided by applicable law or the Exemptive Order.

Under the terms of the Subadvisory Agreement, GPIM makes investment decisions for the portion of the assets of the Fund allocated to it by MIM (the “GPIM Segment”). GPIM, subject to the oversight of MIM and the Board, is responsible for, among other things: (i) conducting a continuous program of investment, evaluation, and, if appropriate, sale and reinvestment of the GPIM Segment’s assets; (ii) making investment decisions; and (iii) placing orders for the investment and reinvestment of the GPIM Segment’s assets, subject to the stated investment policies and restrictions of the Fund as set forth in its prospectus and statement of additional information, as supplemented or amended from time to time, and subject to the directions of MIM and the Board.

The Subadvisory Agreement also provides that GPIM is responsible for expenses related to their activities, GPIM is not responsible for the expenses of the Trust, the Fund and MIM, including, but not limited to, the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund and any losses incurred in connection therewith; expenses of holding or carrying the GPIM Segment’s assets, including, without limitation, expenses of dividends on stock borrowed to cover a short sale and interest, fees or other charges incurred in connection with leverage and related borrowings with respect to the GPIM Segment’s assets, organizational and offering expenses (which include, but are not limited to, out-of-pocket expenses, but not overhead or employee costs of GPIM); expenses for legal, accounting, and auditing services rendered to the Trust or the Fund; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates, and distribution of dividends; charges of the Fund’s custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents, and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the SEC; expenses of registering or qualifying securities of the Fund for sale in the various states; freight and other charges in connection with the shipment of the Fund’s portfolio securities; fees and expenses of the Independent Trustees; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses of the Trust or the Fund.

The Subadvisory Agreement provides for GPIM to be compensated from the fees that MIM receives from the Fund based on the average daily net assets of the Fund that are allocated to GPIM.

The Subadvisory Agreement may be terminated at any time, without the payment of any penalty, by vote of the majority of the Board, by a “vote of a majority of the outstanding voting securities” of the Fund (as defined in the 1940 Act) or by MIM on at least 60 days’ prior written notice to GPIM. The Subadvisory Agreement may also be terminated by GPIM: (i) on at least 60 days’ prior written notice to MIM and the Trust without the payment of penalty. The Subadvisory Agreement may be terminated by any party upon material breach by any party of any of the provision set forth in Subadvisory Agreement, if such breach shall not have been cured within a 10-day period after notice of such breach. The Subadvisory Agreement shall terminate automatically in the event of its assignment or upon termination of the Advisory Agreement.

MIM’s Recommendation and the Board’s Consideration

MIM recommended GPIM as a subadviser to the Fund as it believes GPIM is suited to manage a strategy within the Fund that will help the Fund meet its overall investment objective. In managing that strategy, GPIM will employ a Core Bond Strategy (the “Strategy”). The Strategy seeks value across the fixed-income market, particularly in underrepresented sectors like structured credit, to create portfolios that they believe offers compelling risk-adjusted returns without taking on extra duration or credit risk.

Prior to approving the Subadvisory Agreement, the Board considered materials and presentations related to the Subadvisory Agreement. Among the topics addressed by these materials and presentations were:

•	The services GPIM would provide to the Fund.

•	The proposed investment approach for the Fund to be carried out by GPIM.

•	The due diligence conducted on GPIM by MIM, and MIM’s reasons for recommending GPIM and the Subadvisory Agreement.

•	The due diligence conducted by the Trust’s Chief Compliance Officer with regard to compliance programs and capabilities of MIM.

•	The services that the custodian, fund administrator, transfer agent and distributor provided and would provide to the Fund.

•	The expense ratio for the Fund, reflecting both the fees paid and to be paid to service providers and expenses incurred and to be incurred directly by the Fund.

•	Expense limitation arrangements, to be achieved by fee waivers and expense reimbursements by MIM.

•	The proposed fees to be paid to GPIM.

Throughout the approval process, the Independent Trustees received assistance from independent counsel. The Independent Trustees met separately with independent counsel.

Factors Considered

In making their determination, the Board considered multiple factors. The Board did not quantify or assign relative weights to the factors. Each member of the Board may have assigned different weights to the factors.

The factors considered included:

•	The form of the proposed Subadvisory Agreement.

•	The fairness of the compensation under the Fund’s Advisory Agreement and the Subadvisory Agreement.

•	The expense ratio to be borne by shareholders, considering the combined effect of the pricing structure of the Fund and existing fee waivers and expense reimbursements.

•	MIM’s investment principles.

•	The nature, extent and quality of services that GPIM would provide and would be expected to provide to the Fund.

•

The background, experience, personnel, operations, technology, policies, procedures and compliance functions of GPIM, including its experience as a manager of other funds and accounts, its investment management approaches and resources, its financial condition and its reputation in the industry.

•	The compatibility of GPIM’s operations, policies, procedures and compliance functions with those of MIM and other service providers to the Fund.

•	The CCO’s review of the compliance programs and capabilities of GPIM including the policies and procedures in place to address actual and potential conflicts of interest.

•	MIM’s risk management program, especially those aspects of the program related to selecting and overseeing GPIM.

•	The proposed use of derivatives and other complex instruments to carry out the Fund’s investment goals.

•	GPIM’s risk management program.

•	Profitability matters and economies of scale.

The following discussion reviews some of the primary components of the Board’s decision to approve the Subadvisory Agreement. This discussion is not intended to be exhaustive, but rather summarizes certain factors considered by the Board.

Services Provided

The Board reviewed the Fund’s investment goal, GPIM’s proposed investment strategy to achieve that goal, and GPIM’s ability to implement that investment strategy.

The Board took note of the responsibilities that GPIM would have with respect to the portion of the Fund’s assets allocated to GPIM by MIM. These responsibilities include implementing the investment strategies for that portion of the Fund’s assets and ensuring compliance with the investment policies and limitations. The Board considered GPIM’s performance managing other investment products, including other mutual funds, with similar investment strategies.

The Board reviewed the portfolio management team assigned to the Fund by GPIM and considered the team’s past performance and skills, along with overall staffing levels.

The Board considered other investment advisory services offered by GPIM; they reviewed the allocation of assets and expenses among these services, as well as their fees, the reasons for differences in fees and any potential conflicts in connection with providing these services.

Based on their review, the Board was satisfied with the nature, extent and quality of services to be provided by GPIM, to the Fund and its shareholders. The Board was confident in the abilities of GPIM to implement the Fund’s investment strategy and to provide quality services to the Fund and its shareholders.

Investment Performance

The Board noted that, as GPIM had not provided any services to the Fund, there was no investment performance of GPIM with respect to the Fund. As noted, the Board considered the investment performance of GPIM in managing other investment products, including other mutual funds, with similar investment strategies.

The Costs of the Services and Fund Expenses

The Board considered the anticipated cost of the services to be provided and the anticipated profits or losses to be realized by GPIM from a relationship with the Fund. The Board noted that it could not evaluate GPIM’s profitability with respect to the Fund since no assets had yet been allocated to GPIM.

In considering the appropriateness of the investment advisory fee to be charged to the Fund, the Board reviewed the proposed fee in light of the nature, extent and quality of the investment advisory services expected to be provided by MIM and GPIM, as discussed above. The Board considered the allocation of the investment advisory fee between MIM and GPIM in light of their respective responsibilities and noted that the subadvisory fees would be paid by MIM to GPIM and would not be additional fees borne by the Fund. The Board also noted that the subadvisory fees to be paid by MIM to GPIM were the product of arms-length negotiations between MIM and GPIM.

With respect to the impact on MIM’s profitability as a result of hiring GPIM as a subadviser to the Fund, the Board considered the fee waiver and expense limitation arrangements in effect and MIM’s belief that the hiring of GPIM will not have any demonstrable impact on MIM’s profitability.

The Board considered other actual and potential benefits (often called “fall-out benefits”) that accrue to GPIM from managing the Fund. These benefits include the acquisition and use of research services by GPIM with commissions generated by the Fund (known as “soft dollar” arrangements). The Board noted that soft dollar arrangements may result in the Fund bearing costs to purchase research that may be used by GPIM with other clients and may reduce GPIM’s expenses. The Board also considered reviews undertaken by the Trust’s Chief Compliance Officer concluding that these arrangements are consistent with regulatory requirements.

Based upon its consideration of all these factors, the Board determined that the subadvisory fee structure was fair and reasonable.

Economies of Scale

The Board considered economies of scale that may be realized by GPIM as the Fund grows larger and the extent to which these economies would be shared with the Fund’s shareholders, including through increased services to the Funds, through expense limitation arrangements, or through fee or expense ratio reductions (such as breakpoints in the fee schedule). The Board noted that MIM had implemented an expense limitation arrangement which has been and will continue to re-evaluated periodically.

Conclusion

After consideration of the foregoing factors, and such other matters as were deemed relevant, and with no single factor being determinative to their decision, the Board—including a majority of the Independent Trustees with the assistance of independent counsel— approved the Subadvisory Agreement and concluded that the subadvisory fee structure provided for in the Subadvisory Agreement was fair and reasonable.

GENERAL INFORMATION

Administrative and Accounting Services

The Northern Trust Company, located at 333 South Wabash Avenue, Chicago, Illinois 60604, serves as the Trust’s administrator and provides administrative and accounting services necessary for the operation of the Fund, including assistance in the preparation of financial reports to shareholders; reporting Fund performance; support with respect to routine regulatory examinations of the Fund; assistance in preparing Fund expense projections and establishing accruals; arranging for the computation of data, including daily calculation of net asset value; preparation for signature by an officer of the Trust certain documents required to be filed for compliance by the Trust with applicable laws and regulations, including those of the SEC; preparation of tax returns; certain accounting, clerical and bookkeeping services; arranging for the maintenance of books and records of the Trust; and providing, at its own expense, office facilities, equipment, and personnel necessary to carry out its duties.

Principal Distribution Arrangements

Foreside Fund Services, LLC (“Foreside”), located at Three Canal Plaza, Suite 100, Portland, Maine 04101, acts as principal underwriter in a continuous public offering of the Fund’s shares. Pursuant to a distribution agreement between Foreside and the Trust, on behalf of the Fund, Foreside acts as the Trust’s principal underwriter and distributor and provides certain administration services and promotes and arranges for the sale of the Fund’s shares. Foreside is a registered broker-dealer under the Securities Exchange Act of 1934 and is a member of the Financial Industry Regulatory Authority.

Payments to Affiliated Brokers

For the fiscal year ended April 30, 2025, the Fund did not pay any commissions to affiliated brokers.

Record of Beneficial Ownership

As of May 20, 2025, Morningstar Total Return Bond Fund had 103,030,377.360 outstanding shares, and net assets of $902,166,071. The owners of more than 5% of the outstanding shares of the Fund as of May 20, 2025 are listed below:

Name and Address	Shares	Percentage of Outstanding Shares Owned	Type of Ownership
National Financial Services LLC FTEB of our Customers 499 Washington Blvd Jersey City, NJ 07310	55,689.262.23	54.05%	Record

Pershing LLC 1 Pershing Plaza Jersey City, NJ 07399-0002	21,454,732.02	20.82%	Record

Name and Address	Shares	Percentage of Outstanding Shares Owned	Type of Ownership
Charles Schwab & Co. Inc. Special Custody A/C FBO Customers 211 Main Street Attn: Mutual Funds San Francisco, CA 94105	11,375,441.79	11.04%	Record

LPL Financial FBO Customers Accounts P.O. Box 509046 Attn: Mutual Fund Operations San Diego, CA 92150	11,213,901.82	10.88%	Record

ANNUAL/SEMIANNUAL REPORTS AND FINANCIAL STATEMENTS

Additional information about the Fund’s investments is available in the Fund’s annual and semiannual reports to shareholders and in Form N-CSR filed with the SEC. The Fund’s annual report contains a discussion of market conditions and investment strategies that significantly affected the Fund’s performance during the Fund’s prior fiscal year. In Form N-CSR, you will find the Fund’s annual and semiannual financial statements. You can obtain free copies of the Fund’s annual and semiannual reports to shareholders, request other information, such as Fund financial statements, and discuss your questions about the Fund by contacting the Fund at 22 W. Washington Street, Chicago, Illinois 60602, by calling (877) 626-3224 or by sending an email to MorningstarFunds@ntrs.com. Only one shareholder report will be delivered to multiple security holders sharing an address unless the Trust has received contrary instructions from one or more of the security holders. Security holders who wish to receive separate copies of notices in the future, and security holders sharing an address who wish to receive a single copy if they currently are receiving multiple copies, should contact the Fund at the address, phone number, or e-mail listed above.